                                                                  EXHIBIT 10.3.2

                                                                           FINAL

                          Notes Prepayment Agreement
                          --------------------------


  NOTES PREPAYMENT AGREEMENT dated as of this 15th day of December, 1994 (this "Agreement") by and between Borden, Inc. ("Borden") and Borden Chemicals and Plastics Operating Limited Partnership ("BCOP").

  WHEREAS, BCOP has issued and outstanding $60,000,000 in aggregate principal amount of its promissory notes held by The Prudential Insurance Company of America ("Prudential"), $70,000,000 in aggregate principal amount of its promissory notes held by Metropolitan Life Insurance Company ("MLIC") and $20,000,000 in aggregate principal amount of its promissory notes held by Metropolitan Insurance and Annuity Company ("MIAC" and, together with Prudential and MLIC, the "Noteholders")(such promissory notes collectively, the "Notes") pursuant to the Note Agreement dated as of November 20, 1987 (the "Note Agreement") among BCOP and the Noteholders; and

  WHEREAS, Borden entered into an Undertaking dated as of November 20, 1987 (the "Undertaking") for the benefit of the Noteholders whereunder, among other things, Borden agreed that in the event of a Change of Control of Borden (as defined in the Undertaking), Borden would offer to purchase the Notes from the Noteholders on the terms specified therein; and

  WHEREAS, Borden, BCOP and the Noteholders have entered into a Prepayment Terms Agreement dated as of the date thereof (the "Prepayment Terms Agreement") pursuant to which, among other things, Borden has agreed to pay a Make Whole Premium (as defined therein) to the Noteholders; and

  WHEREAS, the Prepayment Terms Agreement provides that upon payment by Borden of such Make Whole Premium, among other things, (i) BCOP shall have the right, not otherwise provided for in the Note Agreement, to prepay the Notes, (ii) the obligation of BCOP set forth in the Note Agreement to offer to purchase the Notes from the Noteholders (with a premium on the Notes) in the event of certain changes of control of the general or limited partner in BCOP will be modified to reduce or eliminate the premium on the Notes that might be payable by BCOP,
(iii) the obligation of Borden set forth in the Undertaking to offer to purchase the Notes from the Noteholders upon a Change of Control of Borden will be terminated, (iv) BCOP will be subject to a restriction on incurrence of indebtedness in addition to the restrictions currently imposed on BCOP under the Note Agreement and (v) Borden shall have the right to purchase the Notes from the Noteholders; and

  WHEREAS, BCOP acknowledges that the Prepayment Terms Agreement, including the payment by Borden pursuant thereto of the Make Whole Premium, will result in certain benefits to BCOP (including the provision to BCOP of a right to prepay the Notes and the reduction or elimination of the premium on the Notes that might be payable by BCOP in the event of certain changes of control of the general or limited partner in BCOP); and

  WHEREAS, the parties wish to set forth their understandings with respect to the terms and conditions under which BCOP would exercise its right of prepayment of the Notes and certain related matters;

  NOW, THEREFORE, for good and valuable consideration, the receipt, adequacy and sufficiency of which is hereby acknowledged by the parties hereto, the parties hereto hereby agree as follows:

 1. DEFINITIONS. The following capitalized terms shall have the following
    -----------
meanings:

  "Bona Fide Offer" means a bona fide offer to purchase the Notes in cash by an
   ---------------
institutional investor which has the financial means to effect such purchase and is unaffiliated to the parties or the Investment Bank and is not subject to any obligation to purchase or offer to purchase the Notes and has not been provided any inducement to purchase or offer to purchase the Notes. Such offer shall not contain any material conditions or contingencies not typically contained in offers from institutional investors to purchase instruments such as the Notes (other than those related to the provisions of this Agreement or the Prepayment Terms Agreement).

  "Borden Reimbursement Amount" means the amount, if any, equal to (A) the
   ---------------------------                            ----- --
Purchase Premium less (B) 50% of the fees and expenses of the Investment Bank
                 ----
for determining the Purchase Premium less (C) the amount, if any, of any
                                     ----
prepayment premium actually paid by BCOP pursuant to Section 3(b)(C) of the
                                                     ---------------
Prepayment Terms Agreement (in the event BCOP prepays the Notes as contemplated in Section 2) or the amount, if any, of any prepayment premium that would have
   ---------
been paid by BCOP pursuant to Section 3(b)(C) of the Prepayment Terms Agreement
                              ---------------
if BCOP had prepaid the Notes on the proposed date of sale of the Notes set forth in the notice provided by Borden pursuant to Section 3(b) (in the event
                                                   ------------
BCOP does not prepay the Notes but commits to pay the Borden Reimbursement Amount pursuant to Section 3(c)). In the event that the amount obtained under the foregoing formula is a negative number, Borden shall not be required to pay such amount to BCOP.

  "Business Day" means any day other than a Saturday, Sunday or other day on
   -------------
which banking institutions are not required to be open in the State of New York.

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  "Investment Bank" means any one of the following investment banks selected by
   ---------------
BCOP: Morgan Stanley & Co. Incorporated, CS First Boston Corporation, Salomon Brothers Inc, Bear Stearns & Co. Inc., Goldman Sachs & Co. and Donaldson, Lufkin & Jenrette Securities Corporation. BCOP shall identify the investment bank selected by it in the notice provided by it pursuant to Section 2(a) or Section
                                                        ------------    -------
3(c), as the case may be. In the event that BCOP fails to select an investment
- ----
bank in the applicable notice, the Investment Bank shall be Morgan Stanley & Co. Incorporated.

  "Market Value" means (a) the highest and best Bona Fide Offer to purchase the
   ------------
Notes received by the Investment Bank within the 10 Business Days preceding the proposed date of prepayment or sale of the Notes set forth in the notice provided by BCOP pursuant to Section 2(a) or Borden pursuant to Section 3(b), as
                             ------------                       ------------
the case may be (provided that if there are fewer than 10 Business Days from the date of execution of the engagement letter referred to in Section 4(a) to such
                                                          ------------
proposed date of prepayment or sale, such 10 Business Day period shall begin on the day following the date of execution of such engagement letter), or (b) in the event that the Investment Bank does not obtain a Bona Fide Offer within the applicable 10 Business Day period under clause (a) above, the sum of the amounts obtained by discounting (in accordance with accepted financial practice and at a discount factor (applied on the same periodic basis as that on which interest on the applicable Note is payable) equal to the Market Yield for such Note) all remaining scheduled payments of principal and interest with respect to each Note from their respective scheduled due dates to the proposed date of prepayment or sale of such Note set forth in the notice provided by BCOP pursuant to Section
                                                                       -------
2(a) or by Borden pursuant to Section 3(b), as the case may be.
- ----                          ------------

  "Market Yield" means, with respect to any Note, the yield on such Note
   ------------
implicit in the purchase price payable for such Note in a cash purchase and sale of such Note in an arms length transaction between an institutional purchaser of such Note (which has the financial means to purchase such Note in cash and is unaffiliated to the parties or the Investment Bank and is not subject to any obligation to purchase such Note and has not been offered any inducement to purchase such Note) and an institutional seller of such Note (which is unaffiliated to the parties or the Investment Bank and is not subject to any obligation or compulsion to sell such Note and has not been offered any inducement to sell such Note). In making such determination, the Investment Bank shall take into account (i) the maturity of such Note (taking into account any mandatory prepayment requirements with respect thereto), (ii) the interest rate on such Note, (iii) prevailing interest rates on actively traded U.S. Treasury securities having a maturity and remaining average life equal to that of such Note (based on the average of such rates over the 5 Business Days prior to the proposed date of prepayment or sale of the Notes set forth in the notice provided by BCOP pursuant to Section 2(a) or
                                                           ------------
Borden pursuant to Section 3(b), as the case may be), (iv) the creditworthiness
                   ------------
of BCOP, (v) the terms and conditions of the Note Agreement, as amended by the Prepayment Terms Agreement (after giving effect to Section 3(e) hereof) and (vi)
                                                   ------------
trading levels of comparable credits having securities of similar maturity.

  "Purchase Premium" means an amount equal to the excess, if any, of (i) the
   ----------------                               ------  -- ---  --
Market Value of the Notes over (ii) the outstanding principal amount of the
                          ----
Notes together with accrued but unpaid interest thereon as of the applicable date of determination.

  2. Prepayment of Notes. (a) In the event that BCOP plans to exercise its right
     -------------------
of prepayment of the Notes set forth in Section 3 of the Prepayment Terms
                                        ---------
Agreement, BCOP will provide as much advance notice to Borden as is practicable and in any event shall provide to Borden at least 10 Business Days prior notice. Such notice shall specify the proposed date of prepayment by BCOP of the Notes and shall identify the Investment Bank.

  (b) Subject to the provisions of Section 3(d), in the event that BCOP
                                   ------------
exercises its right to prepay the Notes set forth in the Prepayment Terms Agreement (including, without limitation, at any time that Borden is the holder of the Notes), BCOP will be obligated to pay Borden the Borden Reimbursement Amount, if any, in accordance with Section 4.
                                   ---------

  3. Sale of Notes. (a) Borden shall not exercise its right to purchase the
     -------------
Notes set forth in Section 4 of the Prepayment Terms Agreement until after
                   ---------
February 28. 1995.

  (b) In the event that, after February 28, 1995, Borden formulates a good faith plan to sell the Notes (which plan shall not involve a sale of the Notes to any affiliate of Borden), and Borden either has purchased the Notes or intends to purchase the Notes pursuant to such plan, Borden will provide as much advance notice of such plan to BCOP as is practicable and in any event shall provide to BCOP at least 15 Business Days prior notice of such sale of the Notes. Such notice shall specify the proposed date of sale by Borden of the Notes.

  (c) BCOP may, by provision of notice to Borden no later than 5 Business Days after receipt by BCOP of the notice provided by Borden pursuant to paragraph (b) above, elect to commit to pay Borden the Borden Reimbursement Amount. Such notice shall identify the Investment Bank. In the event that BCOP fails to make such election within such 5 Business Day period, BCOP will be deemed to have waived its right to make such election with respect to such proposed sale of the Notes and, in such event (notwithstanding the provisions of Section 2 and
                                                                   ---------
paragraph (e) below) BCOP shall not exercise its right to prepay the Notes until the earlier of (i) the expiration of a period of 30 days from the 5th Business Day after provision by Borden of notice pursuant to paragraph (b) above with respect to such proposed sale or (ii) the date that Borden abandons its attempts to effect such proposed sale (and such right of prepayment, if and when exercised, shall be subject to the provisions of Section 2).
                                                 ---------

  (d) In the event that BCOP makes the election contemplated in paragraph (c) above, (i) BCOP will be obligated to pay Borden the Borden Reimbursement Amount, if any, in accordance with Section 4, (ii) Borden will not sell or cause the
                           ---------
sale of the Notes, (iii) Borden's rights set forth in Section 4 of the
                                                      ---------
Prepayment Terms Agreement shall, without the requirement of taking any further action or executing or delivering any additional document, terminate and be of no force and effect and (iv) BCOP may at any time prepay the Notes in accordance with Section 3 of the Prepayment Terms Agreement and BCOP shall (without
     ---------
limiting its obligation set forth in clause (i) above but notwithstanding the provisions of Section 2), in connection with such prepayment, not be required to
              ---------
pay Borden any Borden Reimbursement Amount.

  (e) In the event that BCOP waives or is deemed to have waived the election contemplated in paragraph (c) above and Borden, having purchased the Notes from the Noteholders, sells the Notes after having complied with the provisions of this Section 3 in connection with such sale of the Notes, BCOP's right of
     ---------
prepayment of the Notes set forth in Section 3 of the Prepayment Terms Agreement
                                     ---------
shall, immediately prior to the completion of such sale and without the requirement of taking any further action or executing or delivering any additional document, terminate and be of no force and effect. In the event of any sale by Borden of the Notes, immediately prior to the completion of such sale and without the requirement of taking any further action or executing or delivering any additional document, the amendments to Section lO.l(e) and
                                                      ---------------
Section 13 of the Note Agreement set forth in Section 5(vi) of the Prepayment
- ----------                                    -------------
Terms Agreement shall with immediate effect terminate and be of no force. The terms of the Prepayment Terms Agreement (after giving effect to the foregoing termination of the provisions of Section 5(vi) thereof) shall be binding upon
                                 -------------
any purchasers of the Notes and any subsequent transferees of the Notes. In the event that any proposed sale by Borden of the Notes is not consummated for any reason, BCOP's right of prepayment of the Notes set forth in Section 3 of the
                                                             ---------
Prepayment Terms Agreement and the provisions of this Section 3 shall continue
                                                      ---------
in force and effect.

  4.  Determination of Borden Reimbursement Amount; Investment Bank's Fees and
      ------------------------------------------------------------------------
Expenses; Receipts. (a) The parties shall, promptly upon provision by BCOP of
- ------------------
the notice contemplated in Section 2(a) hereof or Section 3(c), negotiate an
                           ------------           ------------
engagement letter with the Investment Bank. Any such engagement letter shall be subject to approval of both parties. The parties shall instruct the Investment Bank to determine the Purchase Premium, as provided in the definition thereof. The Investment Bank shall be required by the parties to provide its determination of such Purchase Premium (or its determination that no Purchase Premium would be payable) in writing to BCOP and Borden. The Investment Bank shall also be required by the parties to provide to the parties such supporting evidence of the basis of its determination as either of them may reasonably request. Absent manifest error, the determination of the Investment Bank of the Purchase Premium shall be binding on the parties. The parties shall on the basis of such Purchase Price determination, promptly calculate the Borden Reimbursement Amount. BCOP shall pay Borden the Borden Reimbursement Amount, if any, no later than 5 Business Days after calculation of the Borden Reimbursement Amount.

  (b) BCOP shall pay the reasonable fees and expenses of any Investment Bank retained pursuant to this Agreement (subject to the benefit provided to BCOP in the calculation of the Borden Reimbursement Amount by deduction of 50% of such fees and expenses from the Purchase Premium).

  (c) Borden shall, in connection with the transactions contemplated by this Agreement, provide to BCOP such receipts and acknowledgements of payment as BCOP may reasonably request.

  5. Representations and Warranties. (a) Borden represents and warrants that it
     ------------------------------
has the authority to enter into this Agreement and that this Agreement constitutes a legal, valid and binding obligation of Borden.

  (b) BCOP represents and warrants that it has the authority to enter into this Agreement and that this Agreement constitutes a legal, valid and binding obligation of BCOP.

  6. Governing Law. This Agreement and the obligations of the parties under this
     -------------
Agreement shall be governed and construed in accordance with the laws of the State of New York, construed and applied without giving effect to principles of conflicts of laws.

  7. Successors and Assigns. This Agreement will be binding upon and inure to
     -----------------------
the benefit of the parties hereto and their successors and assigns.

  8.  Amendments; Entire Agreement. (a) This Agreement cannot be amended or
      ----------------------------
terminated orally, but only by a writing duly executed by or on behalf of the parties.

  (b) This Agreement represents the entire agreement and understanding among the parties hereto with respect to the subject matter hereof and supersedes any other agreement or understanding, written or verbal, that the parties may have. To the extent that the terms of this Agreement are inconsistent with the terms of the Prepayment Terms Agreement, the terms of this Agreement shall be deemed to amend and supersede the inconsistent terms of the Prepayment Terms Agreement.

  9. Notices. All notices and other communications hereunder shall be in writing
     -------
and shall be deemed to have been duly given (i) five Business Days after mailing if mailed by certified or registered mail, return receipt requested, (ii) one Business Day after delivery to an overnight express carrier, if sent for overnight delivery with fee prepaid, (iii) upon receipt if sent via facsimile with receipt confirmed, or (iv) upon receipt if delivered personally, addressed as follows or to such other address or addresses of which the respective party shall have notified the other party:

          (a) if to Borden, to:

              180 East Broad Street
              Columbus, Ohio 43215
              Telecopier Number: 614-225-4973

              Attention: Mr. David A. Kelly
                         Vice President and Treasurer


          (b) if to BCOP, to:

              180 East Broad Street
              Columbus, Ohio 43215
              Telecopier Number: 614-225-4973

              Attention: Mr. David A. Kelly
                         Principal Financial Officer.

  10. Counterparts. This Agreement may be executed in one or more counterparts,
      ------------
each of which will be deemed an original instrument, but all of which together will constitute one and the same agreement, and will become binding when one or more counterparts have been executed and delivered by each of the parties hereto.

  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered as of the date first above written.


                              BORDEN, INC.

                              By:
                                  --------------------------------
                                  Name:  David A. Kelly
                                  Title: Vice President

                              BORDEN CHEMICALS AND PLASTICS
                              OPERATING LIMITED PARTNERSHIP

                              By: BCP Management, Inc.,
                                  as General Partner

                                  By:
                                      -------------------------------
                                      Name:  David A. Kelly
                                      Title: Principal Financial
                                             Officer